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                            BROWN BROTHERS HARRIMAN & CO.

                                     APPENDIX "C"
                                          TO
                                 CUSTODIAN AGREEMENT
                                       BETWEEN
                 THE RBB FUND, INC. and BROWN BROTHERS HARRIMAN & CO.

                              Dated as of April 28, 1998

The following is a list of Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of November 29, 1993 (the "Agreement"):


                          BEA GLOBAL TELECOMMUNICATIONS FUND

                           BEA EMERGING MARKETS EQUITY FUND

                                 BEA HIGH YIELD FUND

                            BEA INTERNATIONAL EQUITY FUND

                        BEA STRATEGIC GLOBAL FIXED INCOME FUND

                           BEA U.S. CORE FIXED INCOME FUND

                              BEA U.S. CORE EQUITY FUND

                               BEA MUNICIPAL BOND FUND

                               BEA SHORT DURATION FUND*

                                  BEA BALANCED FUND*

                        BEA SELECT ECONOMIC VALUE EQUITY FUND

*    inactive

IN WITNESS WHEREOF, each of the parties hereto has caused this Appendix to be executed in its name and on behalf of each such Fund.


THE RBB FUND, INC.                 BROWN BROTHERS HARRIMAN & CO.


By:                                By:
    ---------------------------        -------------------------------
     Name:                              Name:
     Title:                             Title: